Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-72752 and 333-6939 of HFS Incorporated on Form S-8 of our report dated June 28, 1996, appearing in this Annual Report on Form 11-K of HFS Incorporated Employee Savings Plan for the year ended December 31, 1995.




/s/ Deloitte and Touche, LLP

Parsippany, NJ
June 28, 1995